SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 11, 1999

                        MICROCHIP TECHNOLOGY INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                       0-21184                      86-0629024
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(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)             Identification Number)
 incorporation)

              2355 W. Chandler Blvd., Chandler, Arizona 85224-6199
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (480) 786-7200
                                                          ---------------
                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     Effective October 11, 1999, Microchip Technology Incorporated (the "Company") adopted an Amended and Restated Preferred Shares Rights Agreement between the Company and Norwest Bank, Minnesota, N.A., as Rights Agent (the "Amended Rights Agreement"). The Amended Rights Agreement amends and restates the Preferred Share Rights Agreement adopted by the Company as of February 13, 1995 (the "Prior Rights Agreement"). Under the Prior Rights Agreement, on February 13, 1995, the Company's Board of Directors declared a dividend of one right (a "Right") to purchase one one-hundredth of a share of the Company's Series A Participating Preferred Stock ("Series A Preferred") for each outstanding share of Common Stock, $.001 par value, of the Company. The dividend was payable on February 24, 1995 to stockholders of record as of the close of business on that date.

     The Amended Rights Agreement supersedes the Prior Rights Agreement as originally executed. Under the Amended Rights Agreement, each Right enables the holder to purchase from the Company one one-hundredth of a share of Series A Preferred at a purchase price of Two Hundred and Fifty dollars ($250.00) (the "Purchase Price"), subject to adjustment. Also, under the Amended Rights Agreement, the Rights become exercisable upon the earlier of: (i) 10 days following the public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Company's outstanding Common Stock, or (ii) 10 days (or such later date as may be determined by action of the Company's Board of Directors) following the commencement, or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares. Once exercisable, the holders of the Rights will be entitled to receive, upon exercise and payment of the Purchase Price per Right, one one-hundredth of a share of the Series A Preferred. Unless the Rights have been earlier redeemed, in the event that an Acquiring Person becomes the holder of 15% or more of the Company's Common Stock then outstanding, then each holder of a Right that has not previously been exercised (other than Rights beneficially owned by the Acquiring Person which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares equal to two times the Purchase Price. Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person becomes the beneficial owner of 15% or more of the Company's Common Stock then outstanding, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than in a transaction in the ordinary course of business), proper provision must be made so that each holder of a Right which has not previously been exercised (other than Rights beneficially owned by the Acquiring Person which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

     The foregoing paragraph is only a general description of the Amended Rights Plan and is qualified in its entirety by reference to the Amended Rights Agreement which is included in this Report as Exhibit 4.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS

          4.1 Amended and Restated Preferred Shares Rights Agreement, dated as of October 11, 1999 between Microchip Technology Incorporated and Norwest Bank Minnesota, N.A., including the Amended Certificate of Designations, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 11, 1999                 MICROCHIP TECHNOLOGY INCORPORATED


                                        /s/ C. Philip Chapman
                                        ----------------------------------------
                                        C. Philip Chapman
                                        Vice President, Chief Financial Officer
                                        and Secretary (Duly Authorized Officer,
                                        and Principal Financial and Accounting
                                        Officer)

                          INDEX TO EXHIBITS FILED WITH
              THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 11, 1999


EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
   4.1            Amended and Restated Preferred Shares Rights Agreement,  dated
                  as  of  October  11,   1999   between   Microchip   Technology
                  Incorporated and Norwest Bank Minnesota, N.A., including the Amended Certificate of Designations, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.